JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from March 1, 2013 to August 31, 2013

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 5/1/2013
Issuer Pennsylvania Real Estate Investment Trust (PEI)  Secondary
Cusip 70,910,210
Bonds 103,240
Offering Price $20.00
Spread $0.800
Cost $2,064,800
Dealer Executing Trade Wells Fargo Securities
% of Offering  purchased by firm 1.46%
Syndicate Members Wells Fargo Securities/ BofA Merrill Lynch/ Citigroup/ JPMorgan/ Deutsche Bank Securities/ Mitsubishi UFJ Securities/ PNC Capital Markets LLC/ Capital One Southcoast/ Piper Jaffray/ RBS/ Stifel/ Janney Montgomery Scott/ Santander/ TD Securities
Fund JPMorgan Realty Income Fund
Trade Date 7/31/2013
Issuer Cousins Properties Incorporated (CUZ) Secondary
Cusip 22,279,510
Bonds 678,800
Offering Price $10.00
Spread $0.400
Cost $6,788,000
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 2.79%
Syndicate Members J.P. Morgan/ BofA Merrill Lynch/ Barclays/ Morgan Stanley